SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2004

Wells Real Estate Fund IX, L.P.

(Exact Name of Registrant as Specified in Charter)

GEORGIA	0-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

August 6, 2004

Re: Quarterly distribution update for Wells Real Estate Fund IX

Dear Wells Fund IX Investor:

At Wells Real Estate Funds, our goal is to provide our investors with the highest level of service possible. As stewards of your investment, we are providing you with a distribution update on your Wells Limited Partnership investment.

We are pleased to highlight three significant leasing successes that will benefit the portfolio performance long term. While Alstom Power had provided notice to exercise an early termination option, we were able to negotiate an extension of their lease in favor of lowering the contract rental rate to current market levels. We also have signed a new lease at the 15253 Bake Parkway building for a 10-year term beginning in November 2004, but the Fund will have to absorb its pro-rata share of the re-leasing costs this year. We also were successful in extending the Gaiam lease at 360 Interlocken through May 2008.

While the portfolio currently enjoys a high occupancy level, we do face some near-term leasing issues that may negatively affect our operating performance. Not only will the Fund have to absorb the costs associated with the leases at Alstom Power and 15253 Bake Parkway, but the Ohmeda lease expires in January 2005. While these leasing challenges, coupled with the 79% occupancy at Interlocken, may impact performance, we are aggressively working with existing and potential tenants in these markets to minimize the negative effects as much as possible, as evidenced by our recent leasing successes.

The General Partners are currently reserving operating cash, given the level of re-leasing costs associated with the Gambro lease at 15253 Bake Parkway as well as the Alstom Power lease extension. The General Partners anticipate that operating distributions may continue to be reserved, as the Fund absorbs its pro-rata share of several additional capital needs, including: (i) leasing the remaining vacant space at the 360 Interlocken Building; (ii) leasing costs associated with the Alstom Power lease; (iii) re-leasing of the Ohmeda buildings in 2005; and (iv) funding parking lot repairs and improvements for the 360 Interlocken and Avaya buildings.

We would like to highlight that, through June 30, 2004, current Class A unit holders have received cumulative net operating cash flows of approximately $20.0 million, as compared to $32.1 million originally invested, or approximately 62% of the dollars invested since inception.

No operating distributions have been made to investors holding Class B units or to the General Partners, in line with the partnership agreement.

Form 10-Q for the second quarter 2004 (which includes a complete Fund update) will be available to you online at www.wellsref.com within a few weeks. Ongoing information regarding Fund IX activities also is available to you on the same Web site.

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Should you have any questions regarding Fund IX, please don’t hesitate to contact the Wells Investor Services Department at 800-557-4830. For your convenience, the Wells Investor Services Department is available Monday through Thursday from 8:15 a.m. until 7:30 p.m. (ET), and Friday from 8:15 a.m. until 5:30 p.m. (ET). Please take comfort in knowing your calls will always be answered by a live voice at Wells — not an automated system — during our regular support hours at our corporate office in Atlanta, Georgia. You also may contact an Investor Services Specialist via e-mail at investorservices@wellsref.com.

Our ongoing priority at Wells Real Estate Funds is to provide you with unparalleled customer service, and we thank you for allowing us to serve your financial needs, now and in the future.

Sincerely,

Richard Scott

Vice President

Investor Relations

cc: Financial Consultant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P.
(Registrant)

By:	WELLS PARTNERS, L.P.
General Partner

	By:	Wells Capital, Inc.
General Partner

		By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

By:	/s/ Leo F. Wells, III
LEO F. WELLS, III
General Partner

Date: August 6, 2004

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